EXHIBIT 21

                 SUBSIDIARIES OF AMERICAN LEISURE HOLDINGS, INC.

American Leisure Corporation, Inc.
American Leisure Equities Corporation
Florida Golf Group, Inc.
American Leisure Homes, Inc.
I-Drive Limos, Inc.
Orlando Holidays, Inc.
Welcome to Orlando, Inc.
American Leisure, Inc.
Pool Homes Managers, Inc.
Advantage Professional Management Group, Inc.
Leisureshare International Ltd
Leisureshare International Espanola S.A.
American Travel & Marketing Group, Inc.
American Leisure Marketing and Technology, Inc.
Hickory Travel Systems, Inc.
American Travel Club, Inc.
American Access Telecommunications Corporation
American Switching Technologies, Inc.
Affinity Travel Club, Inc.
Club Turistico Latinoamericano, Inc.
Affinity Travel, Inc.
Pool Homes, Inc.
TDS Amenities, Inc.
TDS Clubhouse, Inc.
Costa Blanca Real Estate, Inc.
Tierra Del Sol Resort Inc.
Ameritel, Inc.
Luxshare, Inc.
American Sterling Motorcoaches, Inc.
American Sterling Corp.
Comtech Fibernet, Inc.
American Leisure Travel Group, Inc.
AAH Kissimmee LLC
Caribbean Leisure Marketing, Ltd.
Castlechart Ltd.

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